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                              MEDCROSS, INC.
                         3227 Bennet Street North
                      St. Petersburg, Florida  33713


March 5, 1996

Mr. Jason Pollak
Kalo Acquisitions, L.L.C.
165 EAB Plaza
West Tower, Suite 628
Uniondale, New York 11566-0165

RE:  Termination of Consulting Agreement

Dear Jay:

This is to confirm, as we discussed, that Medcross, Inc. (the "Company") is hereby notifying you of its desire to terminate the Amendment to and Restatement of the Amended and
Restated Consulting Agreement, dated March 4, 1996 (the "Consulting Agreement"), pursuant to Section 16 thereof.  Accordingly, pursuant to the foregoing section, the Consulting Agreement will terminate thirty days from the date hereof.

By counter-execution below, you hereby acknowledge that the Company shall have no further obligation to you and you shall have no further rights under the Consulting Agreement or the Option Agreement, dated as of October 18, 1995 relating thereto, except with respect to the option granted thereunder to you by the Company to purchase 50,000 shares of common stock of the Company, which option became exercisable on February 1, 1996.

Thank you for your service to date.

Very truly yours,

/s/ Henry Y.L. Toh
Henry Y.L. Toh, President


Accepted and Acknowledged this 5th day of March, 1995:

KALO ACQUISITIONS, L.L.C.

By:  /s/ Jason H. Pollak
    Jason H. Pollak, Manager

THE CONSULTANT

/s/ Jason H. Pollak
Jason H. Pollak

cc:  Ralph V. De Martino, Esquire
     Victoria A. Baylin, Esquire
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